J.P. MORGAN FLEMING MUTUAL FUND GROUP, INC.

ARTICLES OF AMENDMENT

To the State Department of Assessments and Taxation
State of Maryland

        J.P. Morgan Fleming Mutual Fund Group, Inc., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 having its principal office in Baltimore, Maryland (hereinafter called the “Corporation”), certifies to the State Department of Assessments and Taxation of Maryland that:

        FIRST: The charter of the Corporation is hereby amended by striking from Article VI, Section 4 the sentence:

        The names of such series and the number of shares classified and allocated to these series are as follows:

Name of Series	Name of Class	Authorized
Mid Cap Value Fund	Class A	212,500,000
Mid Cap Value Fund	Class B	112,500,000
Mid Cap Value Fund	Class C	112,500,000
Mid Cap Value Fund	Institutional Class	162,500,000
Mid Cap Value Fund	Select Class	112,500,000
Mid Cap Value Fund	Class R2	100,000,000
Small Cap Growth Fund	Class A	12,500,000
Small Cap Growth Fund	Class B	12,500,000
Small Cap Growth Fund	Class C	12,500,000
Small Cap Growth Fund	Institutional Class	12,500,000

And inserting in lieu thereof the following:

        The names of such series and the number of shares classified and allocated to these series are as follows:

Name of Series	Name of Class	Authorized
Mid Cap Value Fund	Class A	212,500,000
Mid Cap Value Fund	Class B	112,500,000
Mid Cap Value Fund	Class C	112,500,000
Mid Cap Value Fund	Institutional Class	162,500,000
Mid Cap Value Fund	Select Class	112,500,000
Mid Cap Value Fund	Class R2	100,000,000

        SECOND: The amendment does not increase the authorized stock of the Corporation.

        THIRD: The foregoing amendment to the Charter of the Corporation has been advised by the Board of Directors and the amendment is limited to a change expressly permitted by Section 2-603 to be made without action by the stockholders.

        FOURTH: The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

        IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Secretary on this 26th day of September, 2008.

J.P. MORGAN FLEMING MUTUAL FUND GROUP, INC.

By: /s/ George C.W. Gatch George C.W. Gatch President

ATTEST:

/s/ Frank Nasta

Frank Nasta
Secretary